UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

POLARIS INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota	55340
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (763) 542-0500

Polaris Industries Inc.
(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	PII	The New York Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2019, Polaris Industries Inc. (the “Company”) filed with the state of Minnesota Secretary of State the Articles of Amendment adopting the restated Articles of Incorporation (the “Restated Articles”) to change its corporate name to “Polaris Inc.” effective July 29, 2019. The Company's common stock will continue to trade under the name Polaris Industries Inc. through August 7, 2019 and will commence trading under the name Polaris Inc. on August 8, 2019.

The Restated Articles of Incorporation are filed as Exhibit 3.1 hereto. To reflect the assumption of the new corporate name, the Company has effected conforming changes to its Bylaws. The Bylaws, as restated to reflect the new corporate name, are filed as Exhibit 3.2 hereto. Besides the name change, there were no other changes to the Company’s Articles or Bylaws. The Company’s common stock will continue to trade on the NYSE under its current ticker symbol, “PII,” and the CUSIP number assigned to the Company’s common stock remains the same.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1            Restated Articles of Incorporation of the Company, effective as of July 29, 2019
3.2            Bylaws of the Company, as amended and restated July 29, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 29, 2019

POLARIS INC.

/s/ Lucy Clark Dougherty
Lucy Clark Dougherty
Senior Vice President – General Counsel and
Secretary

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